                                                                      EXHIBIT 23




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-8 of our report dated February 1, 1995, which appears on page 41 of the 1994 Annual Report to Shareholders of Trenwick Group Inc., which is incorporated by reference in Trenwick Group Inc.'s Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the incorporation by reference of our report dated February 1, 1995 on the Financial Statement Schedules, which appears on page S-3 of such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/Price Waterhouse LLP
-----------------------


New York, New York
December 6, 1995